Exhibit (e)(7)

THIRD AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This third amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of July 17, 2024, by and between Stone Ridge Trust and Foreside Financial Services, LLC (together, the “Parties”), is effective as of February 3, 2025.

WHEREAS, the Parties desire to amend Exhibit A to the Agreement to reflect an updated funds list; and,

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.  Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.  Exhibit A to the Agreement is hereby deleted and replaced in its entirety by Exhibit A attached hereto.

3.  Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.  This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

STONE RIDGE TRUST		FORESIDE FINANCIAL SERVICES, LLC

By:	/s/ Lauren D. Macioce	By:	/s/ Teresa Cowan
Name:	Lauren D. Macioce	Name:	Teresa Cowan
Title:	Secretary	Title:	President
Date:	February 3, 2025	Date:	February 5, 2025

EXHIBIT A

Fund Names

LifeX Inflation-Protected Longevity Income ETFs

LifeX 2065 Inflation-Protected Longevity Income ETF

LifeX 2064 Inflation-Protected Longevity Income ETF

LifeX 2063 Inflation-Protected Longevity Income ETF

LifeX 2062 Inflation-Protected Longevity Income ETF

LifeX 2061 Inflation-Protected Longevity Income ETF

LifeX 2060 Inflation-Protected Longevity Income ETF

LifeX 2059 Inflation-Protected Longevity Income ETF

LifeX 2058 Inflation-Protected Longevity Income ETF

LifeX 2057 Inflation-Protected Longevity Income ETF

LifeX 2056 Inflation-Protected Longevity Income ETF

LifeX 2055 Inflation-Protected Longevity Income ETF

LifeX 2054 Inflation-Protected Longevity Income ETF

LifeX 2053 Inflation-Protected Longevity Income ETF

LifeX 2052 Inflation-Protected Longevity Income ETF

LifeX 2051 Inflation-Protected Longevity Income ETF

LifeX 2050 Inflation-Protected Longevity Income ETF

LifeX 2049 Inflation-Protected Longevity Income ETF

LifeX 2048 Inflation-Protected Longevity Income ETF

LifeX Longevity Income ETFs

LifeX 2065 Longevity Income ETF

LifeX 2064 Longevity Income ETF

LifeX 2063 Longevity Income ETF

LifeX 2062 Longevity Income ETF

LifeX 2061 Longevity Income ETF

LifeX 2060 Longevity Income ETF

LifeX 2059 Longevity Income ETF

LifeX 2058 Longevity Income ETF

LifeX 2057 Longevity Income ETF

LifeX 2056 Longevity Income ETF

LifeX 2055 Longevity Income ETF

LifeX 2054 Longevity Income ETF

LifeX 2053 Longevity Income ETF

LifeX 2052 Longevity Income ETF

LifeX 2051 Longevity Income ETF

LifeX 2050 Longevity Income ETF

LifeX 2049 Longevity Income ETF

LifeX 2048 Longevity Income ETF

LifeX Durable Income ETF

LifeX Term Income ETFs

LifeX 2035 Term Income ETF

LifeX 2040 Term Income ETF

LifeX 2045 Term Income ETF